EXHIBIT 8.1


              [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]


                                                November 30, 2001




The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020


                  Re:  THE INTERPUBLIC GROUP OF COMPANIES, INC.
                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

                  We have acted as United States federal income tax counsel for The Interpublic Group of Companies, Inc., a Delaware corporation, (the "Company"), in connection with the offer to exchange $500,000,000 aggregate principal amount of the Company's 7 1/4% Notes due 2011 (the "Exchange Notes) for a like aggregate principal amount of the Company's outstanding 7 1/4% Notes due 2011 issued on August 17, 2001 in an offering exempt from registration under the Securities Act of 1933, as amended, (the "Securities Act").

                  We are giving this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration by the Company of the Exchange Notes, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

                  In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents, records, certificates or other instruments as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed in this letter.

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                  The opinion set forth herein is limited to the Internal
Revenue Code of 1986, as amended (the "Code"), administrative rulings, judicial decisions, Treasury regulations, and other applicable authorities, all as in effect on the date of this letter. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and any change could apply retroactively. Any change could affect the continuing validity of the opinion described in this letter. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly described in this letter, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

                  The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth herein, the discussion set forth in the Registration Statement under the heading "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS " constitutes our opinion with respect to those matters. While such description discusses the material anticipated United States federal income tax consequences applicable to certain holders of the Exchange Notes, it does not purport to discuss all United States Federal income tax considerations and our opinion is specifically limited to those United States federal income tax considerations discussed under that heading.

                  In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.

                  We are furnishing this letter in our capacity as United States federal income tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as described below.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                   Very truly yours,


                                   /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON